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                                                               Exhibit 10.2


July 11, 1994



Mr. Jose 0. Torres
Vice President and Treasurer
Puerto Rican Cement Company, Inc.
PO Box 364487
San Juan, Puerto Rico 00936-4487

Dear Mr. Torres:

Reference is made to your request for certain modifications to the Loan Agreements executed by and between Puerto Rican Cement
Company (the Borrower) and Banco Popular de Puerto Rico (the Bank) on August 20, 1993 and December 8, 1993 respectively.

We are pleased to inform you that the Bank is hereby amending the following section of said loan agreements, to read as follows:

    August 20, 1993 Loan Agreement:
    Section 1. Term Loan:

    Item C. Principal on the term loan shall be paid by BORROWER to the BANK in (I) four (4) equal and consecutive annual installments of Seven Hundred and Fifty Thousand Dollars ($750,000.00) each, due and payable on the first (1st) day of August of the years 1994, 1995, 1996, 1997 and a balloon payment of Three Million Dollars ($3,000,000.00) or 50% of the total amount loaned to Borrower due and payable on August 1, 1998, or (II) in one (1) bullet payment due on the first (1st.) day of August of the year nineteen hundred ninety eight (1998), subject to the creation by the BORROWER of a sinking fund, with a Trustee acceptable to the BANK, to increase annually by a present value equivalent to ONE MILLION TWO HUNDRED THOUSAND DOLLARS ($1,200,000.00) until reaching the principal sum of SIX MILLION DOLLARS ($6,000,000.00) on or before the first (1st) day of August of the year nineteen hundred ninety eight (1998) or (III) in five (5) equal and consecutive annual installments of one million Two Hundred Thousand Dollars ($1,200,000.00) each,


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Mr. Jose 0. Torres
July 11, 1994
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    due and payable on the first (1st) day of August of the years
    1994, 1995, 1996, 1997 and 1998. The outstanding principal balance shall accrue interest from this date and until payment in full, even after maturity, at a fixed annual rate of SIX AND ONE FOURTH PERCENT (6 1/4%) based on a 360 days-year. Interest on the decreasing balance of the principal sum of the term loan at the rate specified shall be paid by BORROWER monthly on the last day of each and every month.

    December 8. 1993 Loan Agreement:
    Section 1. Loan
    Item C

    Principal on the loan shall be paid by borrower to the Bank, in one of the following terms (I) five (5) equal and consecutive annual installments of One Million Six Hundred Thousand dollars ($1,600,000.00) each, due and payable on the tenth (10th) day of November of the years 1994, 1995, 1996, 1997 and 1998 or (II) in four (4) equal and consecutive annual installments of 12.5% each of the total principal amount loaned to Borrower, due and payable on the tenth
    (10th) day of November of the years 1994, 1995, 1996, 1997 and a balloon payment of Four Million Dollars ($4,000,000.00) or 50% of the total principal amount loaned to borrower, due and payable on November 10, 1998, or (III) in one (1) bullet payment due on the tenth (10th) day of November of the year nineteen hundred ninety eight (1998), subject to the creation by the Borrower of a sinking fund, duly pledged in favor of the Bank, with a Trustee acceptable to the bank, to increase annually by a present value equivalent to One Million Six Hundred Thousand Dollars ($1,600,000.00) or by 20% of the total loaned to Borrower until reaching the principal sum of Eight Million Dollars ($8,000,000.00) on or before the tenth
    (10th) day of November of the year nineteen hundred ninety eight (1998). The outstanding principal balance shall accrue interest from this date and until payment in full, even after maturity, at a fixed annual rate of Six and One Fourth Percent (6 1/4%) based on a 360 days year. Interest on the decreasing balance of the principal sum of the loan, at the rate specified, shall be paid by borrower monthly on the last day of each month.


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Mr. Jose 0. Torres
July 11, 1994
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All other terms and conditions on said agreements will remain in full force and effect.

Cordially yours.


/s/ Pedro J. Pena
Pedro J. Pena
Vice President
Corporate Banking Division